Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:        Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Repurchase of $50 Million in Convertible Notes,

Intent to Redeem Additional Notes and Terminate Share Lending Agreement

HOUSTON, December 31, 2012 — Flotek Industries, Inc. (NYSE: FTK—News) (“Flotek” or the “Company”) announced today that it has entered into transactions to repurchase approximately $50 million of the Company’s outstanding convertible notes from existing holders.

The transactions, privately negotiated, provide for the Company to repurchase $50.312 million of the outstanding notes from institutional holders for an average of approximately 100.59% of par value plus accrued interest. The Company will fund the repurchase with cash on hand and through its recently announced term loan under the $75 million credit facility with PNC bank. The transactions are scheduled to close on December 31, 2012.

“The repurchase of nearly 90% of Flotek’s remaining convertible notes further reinforces the Company’s strong financial position and Flotek’s continued robust cash generation,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “With this repurchase, Flotek has reduced its debt by over $70 million in 2012 and over $120 million since March, 2009. Our outlook for the coming year suggests strong cash generation will allow us to continue to improve our balance sheet as well as fund strategic initiatives that enhance shareholder value. With this repurchase, Flotek is firmly positioned as the premier unleveraged, oilfield technology company with a plethora of compelling growth opportunities.”

This repurchase leaves approximately $5 million of principal value of convertible notes that Flotek can redeem in February, 2013. The Company plans to initiate the appropriate redemption process to do so in the coming weeks. In addition, the Company intends to provide notice to the underwriter of the original convertible notes of the redemption of such notes that will result in the return of shares lent to the underwriter in conjunction with the original convertible notes offering.

Upon conclusion of the redemption process, Flotek estimates it will have approximately $25 million of debt outstanding.

“There is no doubt that – a result of the focus, dedication and hard work of the entire Flotek team – your Company sports the strongest financial position in its history,” concluded Chisholm. “In 2013, we are resolved to further intensify our focus on creating profitable growth opportunities for our shareholders through continued innovation, attention to detail and precise execution of our growth strategies. We are enthused by the opportunities that lie ahead, especially given our strong financial position. In short, we are excited about what the future holds for Flotek in 2013 and beyond.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.